Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Tilray Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class 2 common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	19,060,773	(2)	$3.66	$69,762,429.18	$0.0000927	$6,466.98
Total Offering Amounts						$69,762,429.18		$6,466.98
Total Fee Offsets								—
Net Fee Due								$6,466.98

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class 2 common stock that become issuable under the Tilray, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class 2 common stock.

(2)

Represents 19,060,773 shares of Class 2 common stock of Tilray Brands, Inc., par value $0.0001, were automatically added to the shares authorized for issuance under the Plan on January 1, 2022, pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on January 1 of each year through 2027, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to four percent of the outstanding shares of the Registrant’s Class 2 common stock as of the end of the Registrant’s immediately preceding fiscal year, or any lesser number of shares of the Registrant’s Class 2 common stock determined by the board of directors of the Registrant.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.66, the average of the high and low prices of the Registrant’s Class 2 common stock as reported on The Nasdaq Global Select Market on August 2, 2022.